Exhibit 99.32

Organizational Chart of Dai-ichi Life Holdings, Inc. as of June 30, 2025 [1]


Dai-ichi Life Holdings, Inc.* (Japan) (Ultimate Controlling Person)
99.9988%
Dai-ichi Life International Holdings LLC (Japan)
100%
Dai-ichi Life International Limited (Japan)
0.0012%
70%
Dai-ichi Life Realty Asset Management Co., Ltd.5 (Japan)
85.5%
SOHGO HOUSING CO., Ltd. 6 (Japan)
QOLead, Limited (Japan)
DLI North America Inc. (USA)
The Dai-ichi Life Insurance Company, Limited2 (Japan)
THE DAI-ICHI BUILDING CO., LTD. (Japan)
ipet Insurance Co., Ltd.2 (Japan)
Benefit One Inc. (Japan)
40%
O.M. Building Management Inc.7 (Japan)
75%
DAI-ICHI SEIMEI CARD SERVICE Co., LTD8 (Japan)
36.84%
PT Panin Internasional (Indonesia)
Dai-ichi Life Insurance (Cambodia) PLC.2 (Cambodia)
TAL Dai-ichi Life Australia Pty Ltd (Australia)
47.42%
Star Union Dai-ichi Life Insurance Company Limited 2 (India)
10.49%
YuLife Holdings Ltd. (United Kingdom)
Partners Group Holdings Limited (New Zealand)
Protective Life Corporation3 (USA)
Dai-ichi Life International (Europe) Limited (UK)
The Neo First Life Insurance Company, Limited 2 (Japan)
TAL Life Limited2 (Australia)
TAL Services Limited (Australia)
TAL Life Insurance Services Limited2 (Australia)
TAL Australia Distribution Limited (Australia)
TAL Direct Pty Ltd. (Australia)
National Financial Solutions Pty Limited (Australia)
Lifebroker Pty Limited (Australia)
95%
Panin Dai-ichi Life2 (Indonesia)
5%
International Life Solutions Proprietary Limited (South Africa)
DL – Canyon Investments LLC (USA)
73.1670%
Topaz Capital, Inc. (Japan)
81.67%
The Dai-ichi Life Research Institute Inc.4 (Japan)
DLI Asia Pacific Pte. Ltd. (Singapore)
Vertex Investment Solutions Co., Ltd. (Japan)
Dai-ichi Life Reinsurance Bermuda Ltd. (Bermuda)
The Dai-ichi Frontier Life Insurance Co., Ltd.2 (Japan)
The Dai-ichi Life Techno Cross Co., Ltd. (Japan)
49%
Asset Management One USA Inc. (USA)
49%
Asset Management One Co., Ltd. (Japan)
Dai-ichi Life Insurance Myanmar Ltd.2 (Myanmar)
Dai-ichi Life Insurance Company of Vietnam, Limited 2 (Vietnam)
Dai-ichi Life Vietnam Fund Management Company Limited (Vietnam)

[1] Except as otherwise indicated, chart does not reflect less than 50% ownership interests

[2] Insurance company

[3] Pages 5-7 contain a list of Protective Life Corporation's subsidiaries

[4] The voting rights pertaining to The Dai-ichi Life Research Institute Inc. are split among other affiliates of Dai-ichi Life Holdings, Inc. as follows:
- DAI-ICHI SEIMEI CARD SERVICE Co., LTD. – 9.58%
- NIHON BUSSAN CO., LTD. – 8.75%

As such, the Dai-ichi group owns 100% of the voting rights pertaining to The Dai-ichi Life Research Institute Inc.

[5] The voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd. are split between one of its affiliates of Dai-ichi Life Holdings, Inc. as follows:
- SOHGO HOUSING CO., Ltd. – 30%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to Dai-ichi Life Realty Asset Management Co., Ltd.

[6] The voting rights pertaining to SOHGO HOUSING CO., Ltd. are split between one of its affiliates of Dai-ichi Life Holdings, Inc. as follows:
- The Dai-ichi Building Co., Ltd. – 14.5%.

As such, the Dai-ichi group owns 100% of the voting rights pertaining to SOGHO HOUSING CO., Ltd.

[7] The voting rights pertaining to O.M. Building Management Inc. are split between one of its affiliates of Dai-ichi Life Holdings, Inc. as follows:
- The Dai-ichi Life Insurance Company, Limited – 10%.

As such, the Dai-ichi group owns 50% of the voting rights pertaining to O.M. Building Management Inc.

[8] The voting rights pertaining to DAI-ICHI SEIMEI CARD SERVICE Co., LTD. Are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows:
- NIHON BUSSAN Co., LTD. – 20%

As such, the Dai-ichi group owns 95% of the voting rights pertaining to DAI-ICHI SEIMEI CARD SERVICE Co., LTD.

* Effissimo Capital Management Pte Ltd. ("Effissimo") and Effissimo's controlling persons Takashi Kousaka, Hisaaki Sato, and Yoichiro Imai are considered by the New York State Department of Financial Services, for New York insurance regulatory purposes only, to be controlling persons of MONY Life Insurance Company and Protective Life and Annuity Insurance Company. Based on the Statement of Changes to Large-Volume Holdings available on Electronic Disclosure for Investors' Network (EDINET) as of April 10, 2025, Effissimo, a non-affiliated asset management company, may be deemed the beneficial owner of 10.99% of the common stock of Dai-ichi Life Holdings, Inc.

Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person) Partners Life Limited1 (New Zealand) Dai-ichi Life International Holdings LLC (Japan) Evince Limited (New Zealand) PGH SharePlan Trustee Limited (New Zealand) Organizational Chart of Dai-ichi Life Holdings, Inc. as of June 30, 2025 Partners Group Nominee Limited (New Zealand) Partners Group Holdings Limited (New Zealand) 1 insurance company Dai-ichi Life International Limited (Japan) 99.9988% 0.0012% 100%

Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person) Dai-ichi Life Challenged Co., Ltd. (Japan) 49% 80% 1 The voting rights pertaining to Corporate-pension Business Service Co., Ltd. are split among the other affiliates of Dai-ichi Life Holdings, Inc. as follows: ● The Dai-ichi Life Techno Cross Co., Ltd. – 1% As such, the Dai-ichi group owns 50% of the voting rights pertaining to Corporate-pension Business Service Co., Ltd. The Dai-ichi Life Insurance Company, Limited (Japan) A.F. BUILDING MANAGEMENT CO., LTD. (Japan) Dai-ichi Life Business Service Co., Ltd. (Japan) 100% Alpha Consulting Co., Ltd. (Japan) 100% Organizational Chart of Dai-ichi Life Holdings, Inc. as of June 30, 2025 Dai-ichi Smart Small-amount and Short-term Insurance Company, Limited (Japan) Asset Guardian co., ltd. (Japan) 100% 100% 100% Corporate-pension Business Service Co., Ltd. 1 (Japan)

Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person) Organizational Chart of Dai-ichi Life Holdings, Inc. as of June 30, 2025 Benefit One Inc. (Japan) BENEFIT ONE USA, INC. (USA) BENEFIT ONE INTERNATIONAL PTE. LTD. (Singapore) PT. BENEFIT ONE INDONESIA (Indonesia) REWARDZ BENEFITS SDN. BHD. (Malaysia) FLABULESS FZ LLC (UAE) REWARDZ PRIVATE LIMITED (Singapore) BENEFITONE ENGAGEMENT TECHNOLOGIES PRIVATE LIMITED (India) Rouken Publishing Co. Ltd. (Japan) BENEFIT ONE CONSULTING (SHANGHAI) INC. (China) 1% 61.5% 70% 99% 38.5%

Protective Life Corporation (DE) TIN 95-2492236 Protective Life Insurance Company1 (NE) PLC owns 100% of stock TIN 63-0169720 NAIC 68136 1 insurance company West Coast Life Insurance Company1 (NE) PLICO owns 100% of stock TIN 94-0971150 NAIC 70335 Protective Life and Annuity Insurance Company1 (AL) (commercially domiciled – NY) PLC owns 100% of non-voting preferred stock PLICO owns 100% of voting stock TIN 63-0761690 NAIC 88536 MONY Life Insurance Company1 (NY) PLICO owns 100% of stock TIN 13-1632487 NAIC 66370 Organizational Chart of Dai-ichi Life Holdings as of June 30, 2025 Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person) Dai-ichi Life International Holdings LLC (Japan) ShelterPoint Group, Inc. (NY) PLICO owns 100% of stock TIN 11-2284016 ShelterPoint Life Insurance Company1 (NY) TIN 11-2284118 NAIC 81434 ShelterPoint Insurance Company.1 (FL) TIN 86-0367818 NAIC 89958 Dai-ichi Life International Limited (Japan) 99.9988% 0.0012% 100% 100% Protective ML Holdings 1, LLC (DE) PLICO owns 100% of membership interests TIN 33-4524758 Magnolia Re, Inc. (VT) PLICO owns 100% of stock TIN 39-2280797

Organizational Chart of Dai-ichi Life Holdings, Inc., as of June 30, 2025


Dai-ichi Life Holdings, Inc.
(Japan)
(Ultimate Controlling Person)
100%
99.9988%
Dai-ichi Life International Holdings LLC
(Japan)
Dai-ichi Life International Limited
(Japan)
100%
0.0012%
Protective Life Corporation (DE)
TIN 95-2492236
Protective Life Insurance Company¹ (NE)
PLC owns 100% of stock
TIN 63-0169720
NAIC 68136
USWC Holding Company (USWC) (FL)
PLICO owns 100% of stock
TIN 20-8645816
Protective Property & Casualty Insurance Company ¹ (MO)
PLICO owns 100% of stock
TIN 43-1139865
NAIC 35769
Western Diversified Services, Inc. (IL)
PLICO owns 100% of stock
TIN 36-2600350
United States Warranty Corp.² (FL)
USWC owns 100% of stock
TIN 59-1651866
New World Warranty Corp.² (FL)
USWC owns 100% of stock
TIN 20-8639268
Asset Protection Financial, Inc. (MO)
(formerly Lyndon Financial Corporation)
PPCIC owns 100% of stock
TIN 43-1819865
The Advantage Warranty Corporation² (FL)
WDS owns 100% of stock
TIN 36-3445516
USWC Installment Program, Inc. (FL)
USWC owns 100% of stock
TIN 20-8646196
Protective Asset Protection, Inc. (MO)
(formerly Lyndon Insurance Group, Inc.)
PLICO owns 100% of stock
TIN 43-1802403
A.U.L. Corp. (NV)
PLICO owns 100% of stock
TIN 68-0300949
Wisconsin A.U.L., Inc. (CA)
A.U.L. Corp. owns 100% of stock
TIN 68-0440623
Western General Warranty Corporation² (FL)
PAP owns 100% of stock
TIN 59-3126230
First Protection Company (MN)
PAP owns 100% of stock
TIN 41-1703034
Atlas Peak Insurance Company, Ltd.¹
(Turks & Caicos)
PLICO owns 100% of stock
TIN 98-0137725
AUL Insurance Agency, Inc. (CA)
A.U.L. Corp. owns 100% of stock
TIN 68-0406407
Warranty Business Services Corporation (MO)
PAP owns 100% of stock
TIN 43-1142677
Protective Administrative Services, Inc. (MO)
PAP owns 100% of stock
TIN 43-1724227
First Protection Corporation of Florida² (FL)
FPC owns 100% of stock
TIN 41-1637611
Western General Dealer Services, Inc. (CA)
PAP owns 100% of stock
TIN 47-0939814

[1] insurance company
[2] specialty insurer

Organizational Chart of Dai-ichi Life Holdings, Inc. as of June 30, 2025



Dai-ichi Life Holdings, Inc. (Japan) (Ultimate Controlling Person)
100%
99.9988%
Dai-ichi Life International Holdings LLC (Japan)
Dai-ichi Life International Limited (Japan)
0.0012%
100%
Protective Life Corporation (DE) TIN 95-2492236
Investment Distributors, Inc. (TN) PLC owns 100% of stock TIN 63-1100710
Concourse Distributors, Inc. (AL) PLC owns 100% of stock TIN 33-1396088
Concourse Financial Group Securities, Inc.[1] (AL) (formerly ProEquities, Inc.) PLC owns 100% of stock TIN 63-0879387
Empower Financial Resources, Inc. (DE) (formerly Financial Leadership Alliance, Inc.) PLC owns 100% of stock TIN 46-5331907
Protective Life Reinsurance Bermuda Ltd. (Bermuda) PLC owns 100% of stock TIN 98-1512479
Golden Gate Captive Insurance Company[3] (VT) PLC owns 100% of stock TIN 63-1191165 NAIC 60234
Warranty Topco, Inc. (DE) PLC owns 100% of stock TIN 26-3854933
Interstate National Corporation (DE) Warranty Topco, Inc. owns 100% of stock TIN 20-4197367
Chesterfield International Reinsurance Limited (Nevis) PLC owns 100% of stock TIN 98-0458684
Dealer Services Reinsurance, Ltd. (Bermuda) PLC owns 100% of stock TIN 98-0199455
First Protection Corporation (MN) PLC owns 100% of stock TIN 41-1368934
D.R.G., Inc. d/b/a Payment Insured Plan (OR) Interstate National Corporation owns 100% of stock TIN 93-1160837
National Warranty Corp. (OR) Interstate National Corporation owns 100% of stock TIN 93-1198148
Interstate National Dealer Services, Inc. (DE) Interstate National Corporation owns 100% of stock TIN 11-3078398
PIPCO Reinsurance Company, Ltd. (Turks & Caicos) Interstate National Corporation owns 100% of stock TIN 98-0159153
Interstate Administrative Services, Inc. (DE) INDS owns 100% of stock TIN 20-1549705
Interstate National Dealer Services of Florida, Inc.[2] (FL) INDS owns 100% of stock TIN 11-3284019
LASAS Technologies, Inc. d/b/a RPM One (FL) INDS owns 100% of stock TIN 65-0868022
Warranty Direct, Inc. (DE) INDS owns 100% of stock TIN 11-3272124

[1] registered investment adviser

[2] Florida specialty insurer

[3] captive insurance company